UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
  ☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
  ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 1, 2010, CryoPort, Inc. (the “Registrant”) entered into an Amendment Agreement (the “Amendment”) with Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce” and, collectively with EGP and EOP, “Enable”), and BridgePointe Master Fund Ltd  (“BridgePointe”) (individually referred to as “Holder” and collectively as the “Holders”), who are the Holders of the Registrant’s outstanding Original Issue Discount 8% Senior Secured Convertible Debentures dated September 27, 2007 and Original Issue Discount 8% Secured Convertible Debentures dated May 30, 2008 (collectively, the “Debentures”) and associated warrants to purchase common stock (the “Warrants”), as such Debentures and Warrants have been amended to date.  The Amendment Agreement amends certain terms of that certain to Debentures and Warrants, Agreement and Waiver dated January 12, 2010 (the “January 2010 Amendment”) between the parties.

The following is summary of the material terms the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 4.1.7 and incorporated herein by this reference.

Pursuant to the Amendment, the 2010 Amendment has been modified to provided that Enable and BridgePointe will each convert $1,357,215 (the “Required Conversion Amount”) in principal amount of the outstanding principal balance of such Holder's Debenture in exchange for a number of shares of the Registrant’s common stock (the “Conversion Shares”) determined by dividing such principal amount by that portion of the unit offering price for the Public Offering (as defined in the January 2010 Amendment) being allocated to the share of common stock contained in the unit, or (15/16ths) of the unit offering price (the “Common Stock Offering Price”) (provided, however, that such conversion price shall not exceed and will be capped at $1.00 per share, which shall be adjusted to give effect to the reverse stock split previously approved by the Holders).

In consideration of the Holders’ agreement to modify the foregoing conversion price, the Registrant has agreed to issue and deliver to each of BridgePointe and Enable a warrant (the “Offering Make-Up Warrant”) to purchase a number of shares of common stock equal to the difference between the number of Reference Shares (as defined below) and the number of Conversion Shares.  The exercise price of the Offering Make-up Warrant shall be equal to the Common Stock Offering Price, provided that the exercise price of the Offering Make-Up Warrants shall not exceed and shall be capped at $1.00 per share (as adjusted for any reverse stock split), and the term of exercise of the Offering Make-Up Warrant shall be five years from the date of closing of the Public Offering.  The other terms of the Offering Make-Up Warrants shall be identical to the terms of the other warrants previously issued to the Holders, as amended.  For purposes hereof, the Reference Shares shall mean the number of shares determined by dividing the Required Conversion Amount by $0.45 per share (as adjusted for any reverse stock split).

Item 9.01.                      Financial Statements and Exhibits.

           (d)           Exhibits.

Exhibit No.	Description
4.1.7	Amendment Agreement dated February 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: February 3, 2010	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
4.1.7	Amendment Agreement dated February 1, 2010